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                                                                   EXHIBIT 3.3

                          BYLAWS OF HEXCEL CORPORATION
                             A DELAWARE CORPORATION
                    AMENDED AND RESTATED AS OF MARCH 19, 2003

                                     OFFICES

          1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the Corporation is hereby fixed and located at 2 Stamford Plaza, Stamford, Connecticut. The Board of Directors is hereby granted full power and authority to change the place of said principal executive office from time to time.

          2. OTHER OFFICES. The registered office of the Corporation in the State of Delaware is hereby fixed and located at 1209 Orange Street, Wilmington, Delaware, c/o The Corporation Trust Company. The Board of Directors is hereby granted full power and authority to change the place of said registered office within the State of Delaware from time to time. The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may from time to time designate or as the business of the Corporation may from time to time require.

                                  STOCKHOLDERS

          3. PLACE OF MEETINGS. Stockholders' meetings shall be held at such place, whether within or without the State of Delaware, as the Board of Directors shall, by resolution, designate.

          4. ANNUAL MEETINGS. Annual meetings of stockholders shall be held on such dates and at such times as shall be designated from time to time by the Board of Directors and stated in the notice of such annual meeting. At such annual meetings directors shall be elected and such other business as may be properly brought before such meeting shall be conducted.

          Written notice of each annual meeting shall be mailed to or delivered to each stockholder of record entitled to vote thereat not less than ten (10) days nor more than sixty (60) days before the date of such annual meeting. Such notice shall specify the place, the day, and the hour of such meeting, and the matters which the Board of Directors intends to present for action by the stockholders.

          Except to the extent, if any, specifically provided to the contrary in the Certificate of Incorporation or these Bylaws, to be properly brought before an annual meeting, all business must be either (a) specified in the notice of annual meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the annual meeting by or at the direction of the Board of

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Directors or (c) otherwise properly brought before the annual meeting by a stockholder of record who complies with the notice procedures set forth below. In addition to any other applicable requirements, for business (including the nomination of a person or persons for election to the Board of Directors) to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof, in proper form, to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; PROVIDED, HOWEVER, that in the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which notice of the date of the annual meeting was mailed or otherwise made public. To be in proper form, a stockholder's notice to the Secretary must be in writing and must set forth with respect to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class or series and number of shares of the capital stock of the Corporation that are owned beneficially or of record by the stockholder, (d) as to each person whom the stockholder proposes to nominate for election to the Board of Directors, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person and (iii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person, (e) a description of all arrangements or understandings between such stockholder and any other person or persons (including their name(s)) in connection with the proposal of such business (or the nomination of any person or persons for election to the Board of Directors) by any stockholder and any material interest of such stockholder in such business (or nomination), (f) any other information that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the proposal (or the election of a person or persons to the Board of Directors) pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder if such stockholder were engaged in such a solicitation and (g) a representation that such stockholder or a representative thereof intends to appear in person at the annual meeting to bring such business before the meeting (or nominate a person or persons for election to the Board of Directors). Any such notice relating to the nomination of a person or persons for election to the Board of Directors must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     The Chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4 and any such business not properly brought before the meeting shall not be transacted at the meeting.

          5. SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time and for any purpose or purposes by the Board of Directors, the Chairman of the Board, the

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Chief Executive Officer or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these Bylaws, include the power to call such meetings. If and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware (the "GCL") designating the number of shares of Preferred Stock to be issued and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified. Except in special cases where other express provision is made by statute, notice of such special meeting shall be given in the same manner as for an annual meeting of stockholders. Such notice shall also specify the general nature of the business to be transacted at the meeting, and no business shall be transacted at the special meeting except as specified in such notice (or any supplement thereto).

          6. ADJOURNED MEETINGS AND NOTICE THEREOF. Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of such meeting or by the vote of a majority of the shares present in person or represented by proxy at such meeting, but in the absence of a quorum no other business may be transacted at such meeting.

     Notice of an adjourned meeting need not be given if (a) the meeting is adjourned for thirty (30) days or less, (b) the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, and (c) no new record date is fixed for the adjourned meeting. Otherwise, notice of the adjourned meeting shall be given as if the adjourned meeting were a new meeting.

          7. VOTING. Except as otherwise provided by applicable law, the Certificate of Incorporation, any certificate filed under Section 151(g) of the GCL or these Bylaws, a stockholder shall be entitled to one vote for each share held of record on the record date fixed for the determination of the stockholders entitled to notice of and to vote at a meeting or, if no such date is fixed, the date determined in accordance with applicable law. If any share is entitled to more or less than one vote on any matter, all references herein to a majority or other proportion of shares shall refer to a majority or other proportion of the voting power of shares entitled to vote on such matter.

          8. QUORUM. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum other than the adjournment of such meeting, except that if a quorum is present at the commencement of a meeting, business may be transacted until the meeting is adjourned even though the withdrawal of stockholders results in less than a quorum being present in person or by proxy at such meeting. If a quorum is present at a meeting, the affirmative vote of a majority of the shares present or represented by proxy at the meeting and

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entitled to vote on any matter shall be the act of the stockholders unless the vote of a larger number is required by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum is present at the commencement of a meeting but the withdrawal of stockholders results in less than a quorum being present in person or by proxy at such meeting, the affirmative vote of a majority of the shares required to constitute a quorum shall be the act of the stockholders unless the vote of a larger number is required by applicable law, the Certificate of Incorporation or these Bylaws.

          9. PROXIES. A stockholder may be represented at any meeting of stockholders by a written proxy signed by the person entitled to vote or by such person's duly authorized attorney-in-fact. A proxy must bear a date within three
(3) years prior to the meeting, unless the proxy specifies a different length of time. A revocable proxy is revoked by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.

          10. CHAIRMAN AND SECRETARY AT MEETINGS. At any meeting of stockholders, the Chairman of the Board of Directors, or in his absence, a person designated by the Board of Directors, shall preside at and act as chairman of the meeting. The Secretary, or in his absence a person designated by the chairman of the meeting, shall act as secretary of the meeting.

          11. INSPECTORS. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to faithfully execute the duties of inspector. The inspector(s) shall determine the number of shares of capital stock of the Corporation outstanding and the voting power of each, the number of shares present or represented by proxy at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, count and tabulate all votes, ballots or consents, determine the results of any election or vote, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. At the request of the chairman of the meeting, the inspectors shall make a written report of any matters determined by them. No director or candidate for the office of director shall act as an inspector of an election of directors.

          12. LIST OF STOCKHOLDERS. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the

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meeting, or, if not so specified, at the place where the meeting is to be held.
The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                    DIRECTORS

          13. POWERS. Subject to any limitations contained in the Certificate of Incorporation, these Bylaws or the GCL as to actions to be authorized or approved by the stockholders, and subject to the duties of directors as prescribed by these Bylaws, all corporate powers shall be exercised by or under the ultimate direction of, and the business and affairs of the Corporation shall be managed by, or under the ultimate direction of, the Board of Directors.

          14.    CERTAIN DEFINITIONS. For purposes of these Bylaws:

     AN "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on March 19, 2003.

     Any person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on March 19, 2003; PROVIDED, THAT, except for the rights set forth in Section 3.02 of the Governance Agreement or in Section 3.02 of the Stockholders Agreement, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

     "BERKSHIRE/GREENBRIAR ADDITIONAL SHARES" means, as of any date of determination, shares of the Corporation's Common Stock the Beneficial Ownership of which may be acquired by the Berkshire/Greenbriar Investors pursuant to grants of stock options or other stock-based awards to the Berkshire/Greenbriar Directors by the Corporation pursuant to any stock option or stock incentive plan approved by the Board of Directors of the Corporation, including without limitation the Hexcel Incentive Stock Plan.

     "BERKSHIRE/GREENBRIAR DIRECTORS" means Berkshire/Greenbriar Nominees who are elected or appointed to serve as members of the Board of Directors.

     "BERKSHIRE/GREENBRIAR INVESTORS" means any of (i) Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership ("Berkshire V"), (ii) Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership ("Berkshire VI"), (iii) Berkshire Investors LLC, a Massachusetts limited liability company ("Berkshire Investors"), (iv) Berkshire Fund V Investment Corp., a Massachusetts corporation ("Berkshire V Investment Corp.") (for so long as it Beneficially Owns Voting

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Securities), (v) Berkshire Fund VI Investment Corp., a Massachusetts corporation
("Berkshire VI Investment Corp.") (for so long as it Beneficially Owns Voting Securities), (vi) Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership ("Greenbriar Co-Investment"), (vii)Greenbriar Equity Fund, L.P., a Delaware limited partnership ("Greenbriar Fund"), or (viii) any investment entity controlled or under common control with either of Berkshire Partners LLC or Greenbriar Equity Group, LLC; PROVIDED, HOWEVER, that any such Person specified in clause (viii) that desires to acquire Voting Securities in accordance with the Stockholders Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of the Stockholders Agreement to the same extent as the Berkshire/Greenbriar Investors and shall thereafter be deemed to be an "Investor" for all purposes of the Stockholders Agreement unless such Person does not hold any Voting Securities.

     "BERKSHIRE/GREENBRIAR NOMINEES" means such Persons as are so designated by the Berkshire/Greenbriar Investors, as such designations may change from time to time, to serve as members of the Board of Directors pursuant to Sections 17 and 18.

     "BUYOUT TRANSACTION" means a tender offer, merger or any similar transaction that offers holders of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of the Voting Securities Beneficially Owned by such holders or otherwise contemplates the acquisition by any Person or Group of Voting Securities that would result in Beneficial Ownership by such Person or Group of a majority of the Voting Securities outstanding, or a sale of all or substantially all of the Corporation's assets.

     "COMMON STOCK" means the common stock of the Corporation, par value $0.01 per share, and any equity securities issued or issuable in exchange for or with respect to such common stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

     "CONVERTIBLE PREFERRED STOCK" means, collectively, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GOLDMAN ADDITIONAL SHARES" means, as of any date of determination, up to 255,381 shares of Common Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock), in the aggregate, (i) the Beneficial Ownership of which may be acquired inadvertently from time to time by The Goldman Sachs Group, Inc. or its Affiliates acting in connection with their activities as a broker or dealer registered under Section 15 of the Exchange Act or as an asset manager (excluding

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Affiliates formed for the purpose of effecting principal transactions) or (ii)
the Beneficial Ownership of which may be acquired by the Goldman Investors pursuant to grants of stock options or other stock-based awards to the Goldman Directors by the Corporation pursuant to any stock option or stock incentive plan approved by the Board of Directors of the Corporation, including without limitation the Hexcel Incentive Stock Plan; PROVIDED, that if and for so long as The Goldman Sachs Group, Inc. and its Affiliates collectively Beneficially Own less than 30% of the Total Voting Power of the Corporation, the maximum number of Goldman Additional Shares shall be 400,000 (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock).

     "GOLDMAN DIRECTORS" means Goldman Nominees who are elected or appointed to serve as members of the Board of Directors.

     "GOLDMAN INVESTORS" means any of (i) the LXH Investors, (ii) the Limited Partnerships, or (iii) The Goldman Sachs Group, Inc. or any direct or indirect Subsidiary of the Goldman Sachs Group, Inc. formed for the purpose of effecting principal transactions; PROVIDED, HOWEVER, that any such Person specified in clause (iii) that desires to acquire Voting Securities in accordance with the Governance Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of the Governance Agreement to the same extent as the Goldman Investors and shall thereafter be deemed to be an "Investor" for all purposes of the Governance Agreement unless such Person does not hold any Voting Securities.

     "GOLDMAN NOMINEES" means such Persons as are so designated by the Goldman Investors, as such designations may change from time to time, to serve as members of the Board of Directors pursuant to Sections 17 and 18.

     "GOVERNANCE AGREEMENT" means the Amended and Restated Governance Agreement, dated as of March 19, 2003, among LXH, L.L.C., a Delaware limited liability company ("LXH"), LXH II, L.L.C., a Delaware limited liability company ("LXH II" and together with LXH, the "LXH Investors"), GS Capital Partners 2000 L.P., a Delaware limited partnership ("GS 2000"), GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership ("GS 2000 Offshore"), GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership ("GS 2000 Employee"), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership ("GS 2000 Germany"), Stone Street Fund 2000, L.P., a Delaware limited partnership ("Stone Street" and, collectively with GS 2000, GS 2000 Offshore, GS 2000 Employee and GS 2000 Germany, the "Limited Partnerships"), and the Corporation.

     "GOVERNMENTAL ENTITY" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

     "GROUP" has the meaning set forth in Section 13(d) of the Exchange Act as in

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effect on March 19, 2003.

     "HEXCEL INCENTIVE STOCK PLAN" means the Hexcel Corporation Incentive Stock Plan, as amended and restated through March 19, 2003 and any subsequent amendment thereto or replacement thereof approved by the Board of Directors of the Corporation.

     "INDEPENDENT DIRECTOR" means a director of the Corporation who is not an Investors' Director and who (i) is not and has never been an officer, employee, partner or director of any of the Investors or their respective Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than the Corporation and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors or their respective Affiliates or associates (in each case other than the Corporation) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their respective Affiliates or associates (in each case other than the Corporation).

     "INITIAL BERKSHIRE/GREENBRIAR SHARES" means (i) the 77,875 shares of Series A Convertible Preferred Stock purchased by the Berkshire/Greenbriar Investors pursuant to the Stock Purchase Agreement, dated December 18, 2002, by and among the Corporation and the Berkshire/Greenbriar Investors (the "Berkshire/Greenbriar Purchase Agreement"), (ii) the 77,875 shares of Series B Convertible Preferred Stock purchased by the Berkshire/Greenbriar Investors pursuant to the Berkshire/Greenbriar Purchase Agreement and (iii) any shares of the Corporation's Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock or Convertible Preferred Stock, as applicable).

     "INITIAL GOLDMAN SHARES" means (i) the 47,125 shares of Series A Convertible Preferred Stock purchased by the Limited Partnerships pursuant to the Stock Purchase Agreement, dated December 18, 2002, by and among the Corporation and the Limited Partnerships (the "Goldman Purchase Agreement"),
(ii) the 47,125 shares of Series B Convertible Preferred Stock purchased by the Limited Partnerships pursuant to the Goldman Purchase Agreement and (iii) any shares of the Corporation's Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock or Convertible Preferred Stock, as applicable).

     "INVESTORS" means the Berkshire/Greenbriar Investors and the Goldman Investors.

     "INVESTORS' DIRECTORS" means Berkshire/Greenbriar Directors and Goldman Directors.

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     "INVESTORS' NOMINEES" means Berkshire/Greenbriar Nominees and Goldman
Nominees.

     "NON-BERKSHIRE/GREENBRIAR DIRECTOR" means a director of the Corporation who is not a Berkshire/Greenbriar Director and who (i) is not and has never been an officer, employee, partner or director of any of the Berkshire/Greenbriar Investors or their Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than the Corporation, and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Berkshire/Greenbriar Investors or their Affiliates or associates (in each case other than the Corporation) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than the Corporation)

     "NON-GOLDMAN DIRECTOR" means a director of the Corporation who is not a Goldman Director and who (i) is not and has never been an officer, employee, partner or director of any of the Goldman Investors or their Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than the Corporation, and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Goldman Investors or their Affiliates or associates (in each case other than the Corporation) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than the Corporation)

     "NYSE" means the New York Stock Exchange.

     "ORIGINAL GOLDMAN SHARES" means the 14,561,000 shares of Common Stock Beneficially Owned by the Goldman Investors on March 19, 2003 (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Common Stock).

     "PERSON" means any individual, Group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

     "SERIES A CONVERTIBLE PREFERRED STOCK" means the Series A Convertible Preferred Stock, without par value, of the Corporation.

     "SERIES B CONVERTIBLE PREFERRED STOCK" means the Series B Convertible Preferred Stock, without par value, of the Corporation.

     "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as in effect on March 19, 2003.

     "STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated as of March 19, 2003, among the Berkshire/Greenbriar Investors and the

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Corporation.

     "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

     "TOTAL VOTING POWER OF THE CORPORATION" means the total number of votes that may be cast in the election of directors of the Corporation if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of the Corporation Beneficially Owned by any Person is the percentage of the Total Voting Power of the Corporation that is represented by the total number of votes that may be cast in the election of directors of the Corporation by Voting Securities Beneficially Owned by such Person. In calculating such percentage, each share of Convertible Preferred Stock shall be outstanding or shall be treated as outstanding for all purposes of this Agreement without regard to the Person holding such share until such time as such share of Convertible Preferred Stock is redeemed or repurchased by the Company or converted into Common Stock in accordance with the Certificate of Designations of the Series A Convertible Preferred Stock or the Certificate of Designations of the Series B Convertible Preferred Stock, as applicable. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Corporation represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of the Corporation represented by Voting Securities Beneficially Owned by any other Person.

     "VOTING SECURITIES" means the Common Stock, the Convertible Preferred Stock and any other securities of the Corporation or any Subsidiary of the Corporation entitled to vote generally in the election of directors of the Corporation or such Subsidiary of the Corporation.

          15. NUMBER OF DIRECTORS. (a) Except as provided in Subsection 6.1 of the Certificate of Incorporation and subject to compliance with Section 17, the authorized number of directors of this Corporation shall be not less than three (3) nor more than fifteen (15), with the exact number of directors within such range specified in subsection (b) below, or, if not so specified, with the exact number of directors within such range fixed from time to time by resolution of the Board of Directors.

     (b) It is hereby specified that this Corporation shall have ten (10) directors, one of whom shall be designated the Chairman of the Board. The Chairman of the Board shall be designated by a majority of the members of the Board of Directors.

          16. ELECTION. (a) Directors shall hold office until the annual meeting next following their election and until their successors are nominated, elected

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and qualified pursuant to these Bylaws; subject, however, to their prior resignation, death or removal as provided by the Certificate of Incorporation, these Bylaws or applicable law.

          Subject to the Certificate of Incorporation and Subsections (b), (c),
(d) and (e) hereof, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board of Directors, acting by a majority of the directors then in office, even if less than a quorum; and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified or until their earlier death, resignation or removal.

     (b) If at any time a member of the Board of Directors resigns (pursuant to this Section 16 or otherwise) or is removed in accordance with applicable law or these By-laws, a new member shall be designated to replace such member until the next election of directors. If, consistent with Section 17, the replacement director is to be (i) a Berkshire/Greenbriar Director, the party that designated such Berkshire/Greenbriar Director shall designate the replacement Berkshire/Greenbriar Director or (ii) a Goldman Director, the party that designated such Goldman Director shall designate the replacement Goldman Director. Except as set forth in paragraph (d) below, if consistent with Section 17, the replacement director is to be a Director other than an Investors' Director, the remaining Independent Directors shall designate the replacement director.

          (c) Subject to paragraph (d) below, if at any time (i) the number of Berkshire/Greenbriar Nominees entitled to be nominated to the Board of Directors in accordance with these Bylaws in an election of directors presented to stockholders would decrease, within 10 days thereafter the Berkshire/Greenbriar Investors shall cause a sufficient number of Berkshire/Greenbriar Directors to resign from the Board of Directors so that the number of Berkshire/Greenbriar Directors on the Board of Directors after such resignation(s) equals the number of Berkshire/Greenbriar Nominees that the Berkshire/Greenbriar Investors would have been entitled to designate had an election of directors taken place at such time. The Berkshire/Greenbriar Investors shall also cause a sufficient number of Berkshire/Greenbriar Directors to resign from any relevant committees of the Board of Directors so that such committees are comprised in the manner contemplated by Section 19 after giving effect to such resignations, or (ii) the number of Goldman Nominees entitled to be nominated to the Board of Directors in accordance with these Bylaws in an election of directors presented to stockholders would decrease, within 10 days thereafter the Goldman Investors shall cause a sufficient number of Goldman Directors to resign from the Board of Directors so that the number of Goldman Directors on the Board of Directors after such resignation(s) equals the number of Goldman Nominees that the Goldman Investors would have been entitled to designate had an election of directors taken place at such time. The Goldman Investors shall also cause a sufficient number of Goldman Directors to resign from any relevant committees of the Board of Directors so that such committees are comprised in the manner contemplated by Section 19 after giving effect to such resignations. Any vacancies created by the resignations required by this Subsection (c) shall be filled by Independent Directors.

          (d) If at any time the percentage of the Total Voting Power of the Corporation Beneficially Owned by the Berkshire/Greenbriar Investors or the Goldman Investors decreases as a result of an issuance of Voting Securities by the Corporation (other than any of the issuances described in the last sentence of this Section 16(d)), such Investors may notify the Corporation that such Investors intend to acquire a sufficient amount of additional Voting Securities necessary to maintain their then current level of Board of Directors representation within 90 days. In such event, until the end of such period (and thereafter if such Investors in fact restore their percentage of the Total Voting Power of the Corporation during such period and provided that such Investors continue to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 17) the Board of Directors shall continue to have the number of Berkshire/Greenbriar Directors or Goldman Directors, as applicable, that corresponds to the percentage of the Total Voting Power of the Corporation Beneficially Owned by such Investors prior to such issuance of Voting Securities by the Corporation. Notwithstanding any provision in the Governance Agreement or the Stockholders Agreement to the contrary, the provisions of this Section 16(d) shall not apply to any issuance of Voting Securities (x) upon conversion of any convertible securities which are either outstanding on, March 19 2003 (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock) or approved by the Board of Directors or a duly authorized committee of the Board of Directors after March 19, 2003 in accordance with
Section 2.06 of the Governance Agreement and with Section 2.06 of the Stockholders Agreement or (y) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of March 19, 2003 or, subsequent to March 19, 2003, approved by the Board of Directors or a duly authorized committee of the Board of Directors.

          (e) Whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the GCL designating such class or series and the rights, preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock.

          17. BOARD REPRESENTATION. (a) (i) For so long as the Berkshire/Greenbriar Investors Beneficially Own 15% or more of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(a)(iv), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of two Berkshire/Greenbriar Directors and eight Non-Berkshire/Greenbriar Directors (including at least five Independent Directors); PROVIDED, HOWEVER, that in the event the Total Voting Power of the Corporation Beneficially Owned by the Berkshire/Greenbriar Investors at any time is below 15% of the Total Voting Power of the Corporation, the Berkshire/Greenbriar Investors shall have no further right to nominate two Directors pursuant to this Section 17(a)(i); PROVIDED, FURTHER, that if the Berkshire/Greenbriar Investors, directly or indirectly, during the term of the Stockholders Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Common Stock and/or Convertible Preferred Stock together representing 66 2/3% or more of the Total Voting Power of the Corporation represented by the Initial Berkshire/Greenbriar Shares as of March 19, 2003, to Persons who are not Berkshire/Greenbriar Investors, then the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of one Berkshire/Greenbriar Director and nine Non-Berkshire/Greenbriar Directors (including at least six Independent Directors).

          (ii) For so long as the Berkshire/Greenbriar Investors Beneficially Own less than 15% but at least 10% of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(a)(iv), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of one Berkshire/Greenbriar Director and nine Non-Berkshire/Greenbriar Directors (including at least six Independent Directors); PROVIDED, HOWEVER, that in the event the Total Voting Power of the Corporation Beneficially Owned by the Berkshire/Greenbriar Investors at any time is below 10% of the Total Voting Power of the Corporation, the Berkshire/Greenbriar Investors shall have no further right to nominate one Berkshire/Greenbriar Director pursuant to this Section 17(a)(ii).

          (iii) Berkshire/Greenbriar Additional Shares shall not be included in any calculation of the Berkshire/Greenbriar Investors' Beneficial Ownership of the Total Voting Power of the Corporation under these Bylaws.

          (iv) Notwithstanding anything in these By-Laws, the Corporation may increase the size of the Board of Directors through the appointment of one or more additional independent directors (as such term is used in the NYSE listing requirements) in order to comply with any applicable law, regulation or NYSE rule; PROVIDED, THAT, in the event of any such change, the Corporation will use its commercially reasonable best efforts to give the Berkshire/Greenbriar Investors the right to nominate, as nearly as possible, that proportion of the directors as permitted by the terms of Sections 17(a)(i) and 17(a)(ii). Any director appointed to the Board of Directors pursuant to the first clause of this Section 17(a)(iv) shall be selected by a majority of the Independent Directors and shall be an Independent Director. Each of the Berkshire/Greenbriar Investors shall perform any and all actions as reasonably requested by the Corporation in order for the Board of Directors to be changed pursuant to this Section 7(a)(iv).

          (b)(i) For so long as the Goldman Investors Beneficially Own 20% or more of the Total Voting Power of the Corporation, subject to Sections 16(d) and

     17(b)(vi), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of three Goldman Directors and seven Non-Goldman Directors (including at least five Independent Directors); PROVIDED, HOWEVER, that if the Goldman Investors, directly or indirectly, during the term of the Governance Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Common Stock and/or Convertible Preferred Stock together representing 33 1/3% or more of the Total Voting Power of the Corporation represented by the aggregate number of Original Goldman Shares and Initial Goldman Shares as of March 19, 2003 to Persons that are not Goldman Investors, then the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of two Goldman Directors and eight Non-Goldman Directors (including at least six Independent Directors)

          (ii) For so long as the Goldman Investors Beneficially Own less than 20% but at least 15% of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(b)(vi), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of two Goldman Directors and eight Non-Goldman Directors (including at least six Independent Directors); PROVIDED, HOWEVER, that if the Goldman Investors, directly or indirectly, during the term of the Governance Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Common Stock and/or Convertible Preferred Stock together representing 66 2/3% or more of the Total Voting Power of the Corporation represented by the aggregate number of Original Goldman Shares and Initial Goldman Shares as of the March 19, 2003 to Persons that are not Goldman Investors, then the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of one Goldman Director and nine Non-Goldman Directors (including at least seven Independent Directors).

          (iii) For so long as the Goldman Investors Beneficially Own less than 15% but at least 10% of the Total Voting Power of the Corporation, subject to Sections 16(d) and 17(b)(vi), the Corporation shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board of Directors to consist of such nominees that, if elected, would result in the Board of Directors consisting of one Goldman Director and nine Non-Goldman Directors (including at least seven Independent Directors).

          (iv) In order to determine (x) the number of Goldman Nominees to be included in any slate of directors to be presented to stockholders for election to the Board of Directors and (y) the percentage of the Total Voting Power of the

     Corporation Beneficially Owned by the Goldman Investors for purposes of
     Section 20, the Goldman Investors shall be deemed to Beneficially Own a percentage of the Total Voting Power of the Corporation that is no more than (1) 39.3% of the Total Voting Power of the Corporation less (2) the percentage of the Total Voting Power of the Corporation represented by any Voting Securities disposed of, directly or indirectly, by the Goldman Investors to Persons that are not Goldman Investors since March 19, 2003.

          (v) The Goldman Additional Shares shall not be included in any calculation of the Goldman Investors' Beneficial Ownership of the Total Voting Power of the Corporation under these Bylaws.

          (vi) Notwithstanding anything in these By-Laws, the Corporation may increase the size of the Board of Directors through the appointment of one or more additional independent directors (as such term is used in the NYSE listing requirements) in order to comply with any applicable law, regulation or NYSE rule; PROVIDED, THAT, in the event of any such change, the Corporation will use its commercially reasonable best efforts to give the Goldman Investors the right to nominate, as nearly as possible, that proportion of the directors as permitted by the terms of Sections 17(b)(i), 17(b)(ii) and 17(b)(iii). Any director appointed to the Board of Directors pursuant to the first clause of this Section 17(b)(vi) shall be selected by a majority of the Independent Directors and shall be an Independent Director. Each of the Goldman Investors shall perform any and all actions as reasonably requested by the Corporation in order for the Board of Directors to be changed pursuant to this Section 17(b)(vi).

          18. DESIGNATION OF SLATE. Any Berkshire/Greenbriar Nominees or Goldman Nominees that are included in a slate of directors pursuant to Section 17 shall be designated by the Berkshire/Greenbriar Investors, in accordance with the Stockholders Agreement, on the one hand, or the Goldman Investors, in accordance with the Governance Agreement, on the other hand, respectively. Any Non-Berkshire/Greenbriar Director nominees and any Non-Goldman Director nominees who are to be included in any slate of directors pursuant to Section 17 shall be designated by majority vote of the then incumbent Directors who are not Investors' Directors (including the Chairman of the Board if he or she is an Independent Director). The Corporation's nominating committee, if any (or if there is no such nominating committee, the Board of Directors or any other duly authorized committee thereof) shall nominate each person so designated.

          19. COMMITTEE MEMBERSHIP. (i) So long as the Berkshire/Greenbriar Investors shall be entitled to designate two Berkshire/Greenbriar Nominees for election to the Board of Directors, the finance, compensation, nominating, audit and any other committee of the Board of Directors shall consist of at least one Berkshire/Greenbriar Director; PROVIDED, HOWEVER, that if no Berkshire/Greenbriar Director is eligible for membership on an above-listed committee under then-applicable listing standards of the NYSE or any other applicable law, rule or regulation, then such committee of the Board of Directors shall include a Berkshire/Greenbriar Director only when so permitted by the listing standards of the NYSE or any other applicable law, rule or regulation; PROVIDED, FURTHER, that the Corporation shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Berkshire/Greenbriar Director designated by the Berkshire/Greenbriar Investors on such committee, including, without limitation, causing an increase in the number of directors on such committee and (ii) so long as the Goldman Investors shall be entitled to designate two or more Goldman Nominees for election to the Board of Directors, the finance, compensation, nominating, audit and any other committee of the Board of Directors shall consist of at least one Goldman Director; PROVIDED, HOWEVER, that if no Goldman Director is eligible for membership on an above-listed committee under then-applicable listing standards of the NYSE or any other applicable law, rule or regulation, then such committee of the Board of Directors shall include a Goldman Director only when so permitted by the listing standards of the NYSE or any other applicable law, rule or regulation; PROVIDED, FURTHER, that the Corporation shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Goldman Director designated by the Goldman Investors on such committee, including, without limitation, causing an increase in the number of directors on such committee. To the extent that (i) Berkshire/Greenbriar Directors are not eligible for membership on the finance committee, compensation committee, nominating committee, audit committee and/or other committees of the Board of Directors, the Berkshire/Greenbriar Investors shall be entitled to designate a representative to attend and observe such committee meetings, provided that the observation is not prohibited by applicable listing standards, laws, rules or regulations, and (ii) Goldman Directors are not eligible for membership on the finance committee, compensation committee, nominating committee, audit committee and/or other committees of the Board of Directors, the Goldman Investors shall be entitled to designate a representative to attend and observe such committee meetings, provided that the observation is not prohibited by applicable listing standards, laws, rules or regulations.

          20. APPROVALS. The Board of Directors shall not authorize, approve or ratify any of the following actions without the approval of (i) a majority of the Berkshire/Greenbriar Investors' Directors for so long as and at any time the Berkshire/Greenbriar Investors Beneficially Own 15% or more of the Total Voting Power of the Corporation, and, if the Berkshire/Greenbriar Investors' percentage Beneficial Ownership of the Total Voting Power of the Corporation is reduced below 15% by an issuance of Voting Securities by the Corporation, no such authorization, approval or ratification shall be given by the Board of Directors without the approval of a majority of the Berkshire/Greenbriar Directors (x) until 10 business days after the Corporation notifies the Berkshire/Greenbriar Investors in writing of such issuance, and (y) if the Berkshire/Greenbriar Investors shall have notified the Corporation within 10 business days after their receipt of a written notification of such issuance that the Berkshire/Greenbriar Investors, pursuant to the option granted to the Berkshire/Greenbriar Investors by Section 3.02 of the Stockholders Agreement, intend to acquire a sufficient amount of Voting Securities within such 90-day period referred to therein, so that the Berkshire/Greenbriar Investors will Beneficially Own at least 15% of the Total Voting Power of the Corporation by the end of such 90-day period subject to Section 16(d), during the 90-day period following an issuance of Voting Securities by the Corporation that causes the Berkshire/Greenbriar Investors to Beneficially Own less than

15% of the Total Voting Power of the Corporation and (ii) a majority of the Goldman Directors for so long as and at any time (subject to the provisions of Sections 17(b)(vi)) the Goldman Investors Beneficially Own 15% or more of the Total Voting Power of the Corporation and, if the Goldman Investors' percentage Beneficial Ownership of the Total Voting Power of the Corporation is reduced below 15% by an issuance of Voting Securities by the Corporation, no such authorization, approval or ratification shall be given by the Board of Directors without the approval of a majority of the Goldman Directors (x) until 10 business days after the Corporation notifies the Goldman Investors in writing of such issuance, and (y) if the Goldman Investors shall have notified the Corporation within 10 business days after their receipt of a written notification of such issuance that the Goldman Investors, pursuant to the option granted to the Goldman Investors by Section 3.02 of the Governance Agreement, intend to acquire a sufficient amount of Voting Securities within such 90-day period referred to therein, so that the Goldman Investors will Beneficially Own at least 15% of the Total Voting Power of the Corporation by the end of such 90-day period subject to Section 16(d), during the 90-day period following an issuance of Voting Securities by the Corporation that causes the Goldman Investors to Beneficially Own less than 15% of the Total Voting Power of the
Corporation:

                 (a) any merger, consolidation, acquisition or other business combination involving the Corporation or any Subsidiary of the Corporation (other than a Buyout Transaction) if the value of the consideration to be paid or received by the Corporation and/or its stockholders in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by the Corporation and/or its stockholders in all other such transactions approved by the Board of Directors during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of the Corporation's total consolidated assets;

                 (b) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of the Corporation or any of its Subsidiaries (other than a Buyout Transaction) if the value of the assets, business or operations so disposed during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of the Corporation's total consolidated assets; or

                 (c) any issuance by the Corporation or any Significant Subsidiary of the Corporation of equity or equity-related securities (other than (i) pursuant to customary employee or director stock option or incentive compensation or similar plans approved by the Board of Directors or a duly authorized committee of the Board of Directors, (ii) pursuant to transactions solely among the Corporation and its wholly owned Subsidiaries (including any Subsidiaries which would be wholly owned by the Corporation but for the issuance of directors' or shareholders' qualifying shares), (iii) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on March 19, 2003 (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock), or approved by the Board of

Directors or a duly authorized committee of the Board of Directors after March 19, 2003, in accordance with Section 2.06 of the Governance Agreement and
Section 2.06 of the Stockholders Agreement, or (iv) in connection with any mergers, consolidations, acquisitions or other business combinations involving the Corporation or any Subsidiary of the Corporation which are approved by the Board of Directors or a duly authorized committee of the Board of Directors in accordance with Section 2.06 of the Governance Agreement and Section 2.06 of the Stockholders Agreement (if either is applicable)) for which the consideration received by the Corporation for such transactions during the immediately preceding 12 months exceeds $25 million.

          21.    NONEXCLUSIVITY. The Goldman Investors' and the
Berkshire/Greenbriar Investors' rights under Sections 14, 15, 16, 17, 18, 19, and 20 shall not be deemed exclusive of any rights related to similar matters to which the Goldman Investors and the Berkshire/Greenbriar Investors may be entitled under these Bylaws, the Certificate of Incorporation, any agreement (including the Governance Agreement and the Stockholders Agreement) or otherwise.

          22. QUORUM AND REQUIRED VOTE. Six (6) of the directors then in office, including at least two Independent Directors, shall constitute a quorum for the transaction of business. Except as otherwise provided by the Certificate of Incorporation or these Bylaws, every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. Subject to Section 3.03 of the Governance Agreement and Section 3.03 of the Stockholders Agreement, as applicable, for so long as there are any Goldman Directors or Berkshire/Greenbriar Investors Directors serving on the Board of Directors, the Board of Directors shall not authorize, approve or ratify any action, at a meeting of the Board of Directors, by written consent or otherwise, without the approval of a minimum of six (6) members of the Board of Directors, of which at least two (2) of such six (6) members shall be Independent Directors, or in the event that the Board of Directors shall consist of less than six (6) members due to vacancies on the Board of Directors, the approval of all members of the Board of Directors, shall be required for authorization, approval or ratification of any action.

          23. REMOVAL. Except as provided in the Certificate of Incorporation and in Section 16 hereof, a director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote at an election of directors. No reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term.

          24. RESIGNATION. Any director may resign by giving written notice to the Chairman of the Board, the Chief Executive Officer, the Secretary or the Board of Directors. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

          25. COMPENSATION. If the Board of Directors so resolves, the directors, including the Chairman of the Board, shall receive compensation and expenses of attendance at meetings of the Board of Directors and committees of the Board of Directors. Nothing herein shall preclude any director from serving the Corporation in another capacity and receiving compensation for such service.

          26. COMMITTEES. Subject to Section 19, the Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. In the absence or disqualification of any member of a committee of the Board of Directors, the other members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may, subject to Section 19, unanimously appoint another member of the Board of Directors to act in the place of such absent or disqualified member. The Board of Directors may, subject to
Section 19, designate one or more directors as alternate members of a committee who may replace any absent member at any meeting of the committee. To the extent permitted by resolution of the Board of Directors, a committee may exercise all of the authority of the Board of Directors to the extent permitted by Section 141(c) of the GCL.

          27. TIME AND PLACE OF MEETINGS AND TELEPHONE MEETINGS. Immediately following each annual meeting of stockholders (or at such other time and place as may be determined by the Board of Directors), the Board of Directors shall hold a regular meeting for purposes of organizing the Board of Directors, electing officers, appointing committees and transacting other business. The Board of Directors may establish by resolution the times, if any, that other regular meetings of the Board of Directors shall be held. All meetings of directors shall be held at the principal executive office of the Corporation or at such other place, whether within or without the State of Delaware, as shall be designated in the notice for the meeting or in a resolution of the Board of Directors. Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all directors participating in such meeting can hear each other.

          28. CALL. Meetings of the Board of Directors, whether regular or special, may be called by the Chairman of the Board, the Chief Executive Officer, the Secretary or any two directors.

          29. NOTICE. Regular meetings of the Board of Directors may be held without notice if the date and time of such meetings have been fixed by the Board of Directors. Special meetings shall be held upon four days' notice by mail, 24 hours notice delivered personally or by telephone, telegraph or confirmed fax or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances. Regular meetings shall be held upon similar notice if notice is required for such meetings. Neither a notice nor a waiver of notice need specify the purpose of any regular or special meeting. Notice sent by mail, telegram or fax shall be addressed to a director at his business or home address/fax number as shown upon the records of the Corporation, or at such other address/fax number as the director specifies in writing delivered to the Corporation, or if such an address/fax number is not so shown on such records and no written instructions have been received from the director, at the place at which meetings of directors are regularly held. Such mailing, telegraphing, delivery or transmittal, as above provided, shall be due, legal and personal notice to such director. If a meeting is adjourned for more than 24 hours, notice of the adjourned meeting shall be given prior to the time of such meeting to the directors who were not present at the time of the adjournment.

          30. MEETING WITHOUT REGULAR CALL AND NOTICE. The transaction of business at any meeting of the Board of Directors, however called and noticed or wherever held, is as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes of the meeting. For such purposes, a director shall not be considered present at a meeting if, although in attendance at the meeting, the director protests the lack of notice prior to the meeting or at its commencement.

          31. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors individually or collectively consent in writing to such action. In addition, all directors (including those who are not members of a particular committee) shall receive notice of, and shall be entitled to attend, all meetings of any committee of the Board of Directors. Only those directors who are members of a particular committee shall be entitled to vote at meetings thereof.

          32. COMMITTEE MEETINGS. The principles set forth in Sections 27 through 31 of these Bylaws shall also apply to committees of the Board of Directors and to actions taken by such committees.

          33. HONORARY ADVISORS TO THE BOARD. The Board of Directors may appoint one or more Honorary Advisors, who shall hold such position for such period, shall have such authority and perform such duties as the Board of Directors may specify, subject to change at any time by the Board of Directors. An Honorary Advisor to the Board of Directors shall not be a director for any purpose or with respect to any provision of the Certificate of Incorporation, these Bylaws or of the GCL, and shall have no vote as a director. However, an Honorary Advisor to the Board of Directors may receive such compensation and expense reimbursement as the Board of Directors shall from time to time determine.

                                    OFFICERS

          34. TITLES AND RELATION TO BOARD OF DIRECTORS. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary. The Board of Directors may also choose a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, a Treasurer, and one or more Vice Presidents (who may be designated Executive or Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers or other officers. All officers shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of

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Directors. If there shall occur a vacancy in any office, in the absence of the appointment of a replacement by the Board of Directors, the Chief Executive Officer shall have the right and power to appoint a Secretary, a Treasurer, a Chief Operating Officer, a Chief Financial Officer, a General Counsel, one or more additional Vice Presidents (who may be designated Executive or Senior Vice Presidents), one or more Assistant Secretaries and one or more Assistant Treasurers, all of whom shall serve at the pleasure of the Board of Directors, and shall perform their duties and exercise their powers subject to the direction of the Chief Executive Officer and the overriding direction of the Board of Directors. Any number of offices may be held simultaneously by the same person.

          35. ELECTION, TERM OF OFFICE AND VACANCIES. At its regular annual meeting, the Board of Directors shall choose the officers of the Corporation. The officers shall hold office until their successors are chosen, except that the Board of Directors may remove any officer at any time. Subject to Section 34 of these Bylaws, if an office becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

          36. RESIGNATION. Any officer may resign at any time upon written notice to the Corporation without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Such resignation shall be effective when given unless the notice specifies a later time. The resignation shall be effective regardless of whether it is accepted by the Corporation.

          37. COMPENSATION. The Board of Directors shall fix the compensation of the Chairman of the Board, any Vice Chairman, the Chief Executive Officer and the President and may fix the salaries of other employees of the Corporation including the other officers. If the Board of Directors does not fix the salaries of the other officers, the Chief Executive Officer shall fix such salaries.

          38. CHAIRMAN OF THE BOARD. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

          39. CHIEF EXECUTIVE OFFICER. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall be deemed general manager of the Corporation. The Chief Executive Officer shall effectuate orders and resolutions of the Board of Directors and exercise such other powers and perform such other duties as the Board of Directors shall from time to time prescribe.

          40. PRESIDENT AND VICE PRESIDENTS. Unless otherwise determined by the Board of Directors, in the absence or disability of the Chief Executive Officer, the President, and in the absence or disability of the President, the Vice President (who may be designated Executive or Senior Vice President), if any, or if more than one, the Vice Presidents (who may be designated Executive or Senior Vice Presidents) in order of their rank as fixed by the Board of Directors or, if not so ranked, the Vice President (who may be designated Executive or Senior Vice President) designated by the

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Board of Directors, shall perform all the duties of the Chief Executive Officer, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President and Vice
Presidents (who may be designated Executive or Senior Vice Presidents) shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or these Bylaws.

          41. SECRETARY. The Secretary (or in his absence an Assistant Secretary or, if there be no Assistant Secretaries, another person designated by the Board of Directors) shall have the following powers and duties:

                 (a) RECORD OF CORPORATE PROCEEDINGS. The Secretary shall attend all meetings of the Board of Directors and its committees and shall record all votes and the minutes of such meetings in a book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. The Secretary shall keep at the Corporation's principal executive office the original or a copy of these Bylaws, as amended from time to time.

                 (b) RECORD OF SHARES. Unless a transfer agent is appointed by the Board of Directors to keep a share register, the Secretary shall keep at the principal executive office of the Corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued, and the number and date of cancellation of each certificate surrendered for cancellation.

                 (c) NOTICES. The Secretary shall give such notices as may be required by law or these Bylaws.

                 (d) ADDITIONAL POWERS AND DUTIES. The Secretary shall exercise such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

          42. TREASURER. Unless otherwise determined by the Board of Directors, the Treasurer of the Corporation shall be its chief financial officer, and shall have custody of the corporate funds and securities and shall keep adequate and correct accounts of the Corporation's properties and business transactions. The Treasurer shall disburse such funds of the Corporation as may be ordered by the Board of Directors or by one or more persons authorized by the Board of Directors, taking proper vouchers for such disbursements, and when requested shall render to the Chief Executive Officer, the Board of Directors and, if applicable, the Chief Financial Officer, an account of all transactions and the financial condition of the Corporation and shall exercise such other powers and perform such other duties as the Board of Directors, the Chief Executive Officer or, if applicable, the Chief Financial Officer shall prescribe.

          43. OTHER OFFICERS AND AGENTS. Such other officers and agents as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The

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Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

                                     SHARES

          44. CERTIFICATES. Every stockholder shall be entitled to have a certificate or certificates certifying the number and class of shares of the capital stock of the Corporation owned by him. All such certificates shall be signed in the manner prescribed in the GCL. Any signature on such certificates may be a facsimile signature. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

          45. TRANSFERS OF SHARES OF CAPITAL STOCK. Transfers of shares shall be made only upon the transfer books of the Corporation, kept at the office of the Corporation or transfer agents and/or registrars designated by the Board of Directors. Before any new certificate is issued, the old certificate shall be surrendered for cancellation.

          46. STOCKHOLDERS OF RECORD. Only stockholders of record shall be entitled to be treated by the Corporation as the holders in fact of the shares standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by law.

          47. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may cause a new stock certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed. The Corporation may, at its discretion and as a condition precedent to such issuance, require the owner of such certificate to deliver an affidavit stating that such certificate was lost, stolen or destroyed, or to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction or the issuance of a new certificate.

          48. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall be not more than sixty (60) days nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of and to vote at a meeting of

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stockholders shall apply to any adjournment of the meeting, PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting, and shall fix a new record date for such adjourned meeting if the adjourned meeting is to take place more than thirty (30) days from the date set for the original meeting.

          49. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation and the GCL, the Board of Directors may, out of funds legally available therefor, declare dividends upon the stock of the Corporation. Before the declaration of any dividend, the Board of Directors may set apart, out of any funds of the Corporation available for dividends, such sum or sums as from time to time in its discretion may be deemed proper for working capital or as a reserve fund to meet contingencies or for such other purposes as shall be deemed conducive to the interests of the Corporation.

                                   AMENDMENTS

          50. ADOPTION OF AMENDMENTS. The Board of Directors is authorized and empowered from time to time in its discretion to make, alter, amend or repeal these Bylaws, except as such power may be restricted or limited by the GCL; PROVIDED, HOWEVER, that the provisions set forth in Sections 14, 16(a)-(d), 17, 18, 19, 20 or this Section 50 shall not be amended or repealed unless the Investors shall have consented thereto in writing. Notwithstanding the foregoing
(i) those provisions of Sections 14, 16(b)-(d), 17, 18, 19, 20 and the proviso in the preceding sentence of this Section 50 pertaining to the Berkshire/Greenbriar Investors shall be automatically repealed and cease to have any force or effect on the date upon which the Berkshire/Greenbriar Investors' rights under the Stockholders Agreement terminate pursuant to the terms of such agreement and (ii) those provisions of Sections 14, 16(b)-(d), 17, 18, 19, 20 and the proviso in the preceding sentence of this Section 50 pertaining to the Goldman Investors shall be automatically repealed and cease to have any force or effect on the date upon which the Goldman Investors' rights under the Governance Agreement terminate pursuant to the terms of such agreement

          51. RECORD OF AMENDMENTS. Whenever an amendment or new bylaw is adopted, it shall be copied in the book to be kept for that purpose at the principal executive office of the Corporation or at such other place as the Board of Directors may determine. If any bylaw is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written consent with respect thereto was filed shall be stated in said book.

                                 CORPORATE SEAL

          52. FORM OF SEAL. The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation and the word "Delaware".

                                  MISCELLANEOUS

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          53.    CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable by or to the Corporation, shall be signed or endorsed by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or such other person or persons as may from time to time be so authorized in accordance with a resolution of the Board of Directors.

          54. CONTRACTS, ETC.; HOW EXECUTED. Except as otherwise provided in these Bylaws, the Chief Executive Officer, the President, any Vice President (who may be designated Executive or Senior Vice President) or Treasurer, or such other officer or officers as may from time to time be so authorized in accordance with a resolution of the Board of Directors, shall have the power and authority to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation. The Board of Directors may authorize any other officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          55. REPRESENTATION OF SHARES OF OTHER CORPORATIONS. The Chief Executive Officer, the President or any Vice President (who may be designated Executive or Senior Vice President) or the Secretary or Assistant Secretary of the Corporation are authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the Corporation. The authority herein granted to said officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.

          56. INSPECTION OF BYLAWS. The Corporation shall keep in its principal office for the transaction of business the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the stockholders at all reasonable times during office hours.

          57. FISCAL YEAR. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

          58. CONSTRUCTION AND DEFINITIONS. Unless the context otherwise requires, the general provisions, rules and construction, and definitions contained in the GCL shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation or other entity or organization as well as a natural person.

          59. SEVERABILITY. If any provision of these Bylaws is determined to be invalid, void, illegal or unenforceable, the remaining provisions of these Bylaws

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shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated thereby.

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